[Letterhead of Jack Kane & Company, P.C.]

To the Stockholders of
Save On Energy, Inc.
4851 Georgia Highway 85
Forest Park, Georgia 30050

We consent to the use in this Registration Statement of Save On Energy, Inc. on Form SB-2 of our reports dated January 21, 2000, May 23, 2000, September 5, 2000 and November 20, 2000 for the periods ended December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000 respectively, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

Jack Kane & Company, P.C.
/s/ Jack Kane & Company, P.C.


January 8, 2001